THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(D) OF REGULATION S-T
As filed with the Securities and Exchange Commission on April 29, 1994 REGISTRATION NO. ______________
_______________________________________________________________________________
_______________________________________________________________________________
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        under
                              The Securities Act of 1933

                            OLD KENT FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)


           Michigan                             38-1986608
          (State or other jurisdiction of    (IRS Employer
          incorporation or organization)     Identification No.)

          One Vandenberg Center, Grand Rapids, Michigan 49503
          (Address of principal executive offices, zip code)

                              1994 STOCK OPTION PLAN FOR
                                EDGEMARK OPTIONHOLDERS
                               (Full title of the plan)

     Richard W. Wroten                       Gordon R. Lewis
     Executive Vice President       With     Warner, Norcross & Judd
     and Chief Financial Officer    a copy   900 Old Kent Building
     Old Kent Financial Corporation   To:    111 Lyon Street, N.W.
     One Vandenberg Center                   Grand Rapids, Michigan 49503-2489
     Grand Rapids, Michigan 49503-2489
                       (Name and address of agent for service)

                                    (616) 771-5808
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
     Title of     Amount        Proposed    Proposed        Amount
     Securities    to be        Maximum     Maximum         of
     to be        Registered    Offering    Aggregate       Registration
     Registered                 Price Per   Offering        Fee
                                Unit(2)     Price
      Common Stock  154,529(1)  $15.45(2)   $2,386,703(3)   $823
      $1 Par Value



     (1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
     (2) Average offering price per unit. The offering price per unit is based on the contractual option exercise prices, which varies by option.
     (3)  Aggregate option exercise price.

_______________________________________________________________________________
_______________________________________________________________________________









































                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 3.   Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

               (a)  The registrant's latest annual report filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

               All documents subsequently filed by the registrant pursuant to
     Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

    Item 4.   Description of Securities.

               Not applicable.


     Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.

               Old Kent's Restated Articles of Incorporation require indemnification of Old Kent's directors to the maximum extent permitted by the Michigan Business Corporation Act. The Restated Articles of Incorporation vest in Old Kent's board of directors the discretion to provide the same degree of indemnification to Old Kent's officers on a case-by-case basis. The following is a summary of the pertinent provisions of the Michigan Business Corporation Act.

               Sections 561-569 of the Michigan Business Corporation Act contain provisions governing the indemnification of officers and directors by Michigan corporations. That statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative

                                         -2-

     (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               Indemnification of expenses, including attorney fees, is allowed in derivative actions, except that no indemnification is allowed in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he or she is entitled to be indemnified against expenses, including attorney fees. A determination that the person to be indemnified meets the applicable standard of conduct may be made by a court, by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties to the action, suit, or proceeding, by independent legal counsel, or by the shareholders. Expenses may be paid in advance. A corporation may purchase indemnity insurance.

               Old Kent has insurance which provides liability coverage to directors and officers of Old Kent and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act, or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers. Except for losses for which Old Kent is required to indemnify the directors or officers, or for which Old Kent has, to the extent permitted by law, indemnified the directors or officers, this insurance contains customary exclusions from coverage.

     Item 7.   Exemption From Registration Claimed.

               Not Applicable.

     Item 8.   Exhibits.

               4(a)      1994 Stock Option Plan for EdgeMark Optionholders

               4(b) Restated Articles of Incorporation. Previously filed as an exhibit to the Registrant's Form 10-Q Quarterly Report for its fiscal quarter ended March 31, 1993. Here incorporated by reference.


                                         -3-
               4(c) Bylaws. Previously filed as an exhibit to the Registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1993. Here incorporated by reference.

               5         Opinion of Counsel.

               23(a)     Consent of Independent
                         Public Accountants.

               23(b)     Consent of Counsel.

               24        Powers of Attorney.


     Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement


                                         -4-
               relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids and the State of Michigan, on April 29, 1994.


                                   OLD KENT FINANCIAL CORPORATION


                                   By /s/ Richard W. Wroten
                                       Richard W. Wroten
                                       Executive Vice President and Chief
                                         Financial
                                         Officer (Principal Financial Officer,
                                         Principal Accounting Officer)


               Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated.


          Date                          Name and Title


     Date:  April 29, 1994              /s/ John M. Bissell*
                                        John M. Bissell
                                        Director


     Date:  April 29, 1994              /s/ John D. Boyles*
                                        John D. Boyles
                                        Director


     Date:  April 29, 1994              /s/ John C. Canepa*
                                        John C. Canepa
                                        Chairman of the Board,
                                          Chief Executive Officer, and
                                          Director (Principal Executive Officer)


     Date:  April 29, 1994              /s/ Earl D. Holton*
                                        Earl D. Holton
                                        Director

          Date                          Name and Title


     Date:  April 29, 1994              /s/ John P. Keller*
                                        John P. Keller
                                        Director


     Date:  April 29, 1994              /s/ Jerry K. Myers*
                                        Jerry K. Myers
                                        Director



     Date:  April 29, 1994              /s/ William U. Parfet*
                                        William U. Parfet
                                        Director


     Date:  April 29, 1994              /s/ Percy A. Pierre*
                                        Percy A. Pierre
                                        Director


     Date:  April 29, 1994              /s/ Robert L. Sadler*
                                        Robert L. Sadler
                                        Vice Chairman of the Board and
                                          Director


     Date:  April 29, 1994              /s/ Peter F. Secchia*
                                        Peter F. Secchia
                                        Director


     Date:  April 29, 1994              /s/ B. P. Sherwood, III*
                                        B. P. Sherwood, III
                                        Vice Chairman of the Board,
                                          Treasurer, and Director

          Date                          Name and Title


     Date:  April 29, 1994              /s/ David J. Wagner*
                                        David J. Wagner
                                        President and Director


     Date:  April 29, 1994              /s/ Richard W. Wroten
                                        Richard W. Wroten
                                        Executive Vice President and Chief
                                          Financial Officer (Principal Financial
                                          Officer, Principal Accounting Officer)

     *By /s/ Richard W. Wroten
           Richard W. Wroten
         (Attorney-in-Fact)

                                    EXHIBIT INDEX

                                                                      Page
     Number            Exhibit                                        Number
          4(a)         1994 Stock Option Plan for                     10
                       EdgeMark Optionholders

          4(b)         Restated Articles of                            *
                       Incorporation.
                       Previously filed as an exhibit
                       to the Registrant's Form 10-Q
                       Quarterly Report for its fiscal
                       quarter ended March 31, 1993.
                       Here incorporated by reference.

          4(c)         Bylaws.  Previously filed as an                 *
                       exhibit to the Registrant's
                       Form 10-K Annual Report for its
                       fiscal year ended December 31,
                       1993.  Here incorporated by
                       reference.

          5            Opinion of Counsel.                            18

          23(a)        Consent of Independent                         19
                       Public Accountants.

          23(b)        Consent of Counsel.  (See                      18
                       Exhibit 5)

          24           Powers of Attorney.                            20

     *Incorporated by reference.

                                     EXHIBIT 4(a)

                            OLD KENT FINANCIAL CORPORATION

                  1994 Stock Option Plan for EdgeMark Optionholders


          1. Establishment of Plan. Old Kent Financial Corporation ("Old Kent") proposes to allow existing holders of options in EdgeMark Financial Corporation ("EdgeMark") to convert those options into options ("Options") to purchase shares of common stock of Old Kent ("Common Stock") pursuant to a certain Agreement and Plan of Merger in connection with the acquisition of EdgeMark by Old Kent (the "Merger"). The Options will be held pursuant to the terms and conditions set forth herein and known as the 1994 Old Kent Financial Corporation Stock Option Plan for EdgeMark Optionholders (the "Plan").


          2. Purpose of the Plan. The purpose of the Plan is to promote the interests of Old Kent Financial Corporation and its shareholders and to fulfill the conditions of Section 5.7 of the Agreement and Plan of Merger referenced above. The Plan will provide its participants with an opportunity to acquire a proprietary interest in Old Kent's business and to thereby increase the participants' incentive to improve the operations and increase the profits of Old Kent.


          3. Shares Subject to Plan. The number of shares subject to this Plan shall be the number of shares of EdgeMark subject to options outstanding on the date of the Merger (a table of the current outstanding options is attached as Schedule A) multiplied by the Conversion Ratio pursuant to the Agreement and Plan of Merger, subject to adjustment as provided in Section 11 of the Plan. Such shares shall be authorized shares and may be either unissued or treasury shares.


          4.   Administration by Committee.

               (a) The Plan shall be administered by a committee (the "Committee") consisting of the members of the Personnel Committee of the Board of Directors of Old Kent (the "Board") or, alternatively, at the discretion of the Board, the Board may appoint a stock option plan committee consisting of not less than two nor more than five members to administer the Plan. All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934 as amended and in effect from time to time.

               (b) The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations made by the Committee regarding the Plan shall be final and conclusive. Options may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of a participant unless such amendment operates solely to the participant's benefit.

               (c) Subject to the terms of the Option Agreements, permitting delivery or withholding of Common Stock to satisfy tax withholding obligations pursuant to this Plan shall be entirely within the discretion of the Committee.

               (d) The expenses of administering this Plan shall be borne by Old Kent. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be as fully effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall be paid normal committee fees.


          5. Eligibility. The existing optionholders of options for stock in EdgeMark shall be the only recipients of Options under this Plan. Upon consummation of the Merger, existing options for EdgeMark shares, as amended, shall automatically become Options for Common Stock under this Plan, and the Merger shall not be deemed a change in control causing the Options to be no longer exercisable.


          6. Number of Shares and Option Price. The number of shares of Common Stock that may be acquired by each participant is equal to the number, rounded down to the next whole number, determined by multiplying the Conversion Ratio (pursuant to the Agreement and Plan of Merger) by the number of shares of EdgeMark that the participant was entitled to acquire under his or her option. The price per share ("Option Price") shall be equal to the price, rounded to two decimal places, determined by dividing the aggregate option price for all of the shares subject to the existing option for EdgeMark shares by the number of shares of Common Stock of Old Kent that may be acquired.


          7. Terms and Conditions of Options. Each Option is a "Nonqualified" option, that is not qualified as an incentive stock option under
     Section 422 of the Internal Revenue Code, and shall be evidenced by the written option agreement in effect at the date of Merger, as amended (the "Option Agreement"), and the following terms and conditions:

               (a) Number of Shares. Each Optionholder shall be notified following the Merger of the revised number of shares and Option Price as determined under Section 6.

               (b)  Time of Payment.  The Option Price for each share
          purchased pursuant to an Option granted under the Plan shall be
                                         -2-

          payable in full upon exercise, through the form of payment provided for in Section 7(c) or, where applicable, Section 7(d).

               (c) Payment With Cash. The Option Price shall be paid in cash as further described in Section 7(f), unless otherwise provided for in Section 7(d).

               (d) Payment With Stock or Other Consideration. When permitted by the Option Agreement, shares of Common Stock delivered in payment of the Option Price shall be valued at their Market Value. For purposes of this Plan, "Market Value" shall mean the last sale price of the Common Stock as reported on the NASDAQ National Market System on the day preceding the date of exercise, or, if the last sale price of shares of Common Stock is not so reported on that date, then at a fair market value determined by the Committee by any reasonable method selected by it in good faith. Old Kent may make appropriate arrangements with a broker or other institution to receive sale or loan proceeds in the amount of the exercise price upon delivery of an appropriate irrevocable exercise notice and instructions to promptly deliver the sale or loan proceeds to Old Kent. The delivery of such notice and instructions shall be deemed conditional payment of the purchase price authorizing delivery of the shares by Old Kent.

               (e) Duration and Limits on Exercise of Options. Each Option shall be exercisable in whole or in part in such amounts and at or after such dates or upon such conditions as may be specified in the Option Agreement. Unless otherwise provided in the Option Agreement, an Option shall be deemed outstanding until it either expires or is exercised in full. No Option may be exercised for a fractional share of Common Stock.

               (f) Manner of Exercise of Options. Options shall be exercised by the delivery of written notice to Old Kent setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, together with cash in an amount equal to the Option Price of such shares of Common Stock, or if the terms of the Option Agreement permit, by exchanging shares of Common Stock owned by the participant, so long as the exchanged shares of Common Stock plus cash paid, if any, have a total Market Value equal to the Option Price for the shares of Common Stock to be acquired upon exercise of the Option. The written notice will also specify the address to which the certificates for the shares are to be mailed. Whenever an Option is exercised by exchanging shares of Common Stock owned by the participant, the participant shall deliver to Old Kent certificates registered in the name of such participant representing a number of shares of Common Stock legally and beneficially owned by such participant, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates.
                                         -3-

          Such notices, certificates, and stock powers may be delivered in person to the Secretary of Old Kent or his designee, or may be sent by registered mail, return receipt requested, to such officer of Old Kent, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as practicable after receipt of such written notification and payment, Old Kent shall deliver to the participant certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the participant's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of Old Kent shall have deposited such certificates in the United States mail, addressed to the participant, at the address specified pursuant to this
          Section 7(f).

               (g) Committee Discretion. An Option Agreement need not contain provisions identical to or similar to other Option Agreements. The Committee may, in its discretion, vary among participants and among Options granted to the same participant any and all of the terms and conditions of Options granted under the Plan.


          8. No Rights as Shareholder. A participant shall have none of the rights of a shareholder of Old Kent until shares of Common Stock are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


          9. Transferability of Shares. To assure compliance with applicable federal and state securities laws, Old Kent may legend any certificate representing shares issued pursuant to the exercise of an Option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.


         10.   Termination of Employment.

               (a) If a participant is no longer employed by Old Kent or any of its subsidiaries, for any reason, the participant or his or her successor in interest may exercise his or her Options, if at all, only in accordance with their terms. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of an employee from Old Kent to any subsidiary; (ii) a leave of absence, duly authorized in writing by Old Kent, for military service or for any other purpose approved by Old Kent if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by Old Kent, provided the employee's right to reemployment is guaranteed either by statute or contract.

                                         -4-

               (b) Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of Old Kent or any of its subsidiaries to terminate a participant's employment at any time, nor confer upon any participant any right to continue in the employ of Old Kent or any subsidiary.


          11.  Changes in Old Kent's Capital Structure.

               (a) No Effect on Corporate or Shareholder Action. The existence of outstanding Options shall not affect in any way the right or power of Old Kent or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Old Kent's capital structure or its business, or any merger or consolidation of Old Kent, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Old Kent, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (b) Uncompensated Change in Capital Structure. If Old Kent shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, the distribution of a stock split, or other increase or reduction in the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services, or property, then both of the following modifications shall be made:

                    (i) the number, class, and per share Option Price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted. After adjustment, the participant shall be entitled to receive upon exercise of an Option for the same aggregate cash consideration, the same total number and class of shares as the participant would have received upon the adjustment, assuming exercise of the Option in full immediately prior to the event requiring the adjustment;

                    (ii) the number and class of shares then authorized and
               reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then authorized and reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

               (c) Merger Where Old Kent Survives. After a merger of one or more corporations into Old Kent, or after a consolidation of Old Kent and one or more corporations in which Old Kent shall be the surviving corporation, each holder of an outstanding Option
                                         -5-

          shall be entitled upon exercise of such Option to receive the number and class of shares of stock, or other property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised. This entitlement shall be at no additional cost to the participant. Modifications under this subsection (c) may be subject to required action by shareholders. The stock or other property to which the participant is entitled under this subsection (c) shall be in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such triggering event.

               (d) Merger Where Old Kent Does Not Survive. If Old Kent is merged into or consolidated with another corporation under circumstances where Old Kent is not the surviving corporation, or if Old Kent is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan:

                    (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of the Common Stock, shares of such stock or other property as the holders of shares of such class of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale;

                    (ii) the Board may waive any limitations so that all
               Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, or sale, as the case may be, specified by the Board, shall be exercisable in full; and

                   (iii) unless the terms of the Option Agreements provide
               otherwise, all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation, or sale provided that notice of such cancellation shall be given to each holder of an Option at least 10 days prior to the effective date of the merger.

               (e) No Adjustment. Except as expressly provided, the issue by Old Kent of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Old Kent convertible into such shares or other securities, shall not affect, and no
                                         -6-

          adjustment by reason thereof shall be made with respect to, the number, class, or Option Price of shares of Common Stock then subject to outstanding Options.


         12. Tax Withholding. Old Kent or a subsidiary shall make such provisions as it deems appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of Options. As a condition to the issuance of shares of Common Stock pursuant to the Plan, a participant must authorize Old Kent to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by Old Kent under federal, state, or local law as a result of his exercise of an Option under the Plan. Alternatively, the delivery of certificates upon the exercise of Options may, in the discretion of the Committee, be conditioned upon payment to Old Kent by the person exercising such Option of the amount, determined by Old Kent, of any withholding tax liability of Old Kent resulting from such exercise. Such provision may include, with the Committee's consent, withholding of or delivery of shares of Common Stock valued at the same time and in the same manner as the shares giving rise to the withholding obligation.


         13. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Old Kent from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan to the full extent permitted by Old Kent's Articles of Incorporation and Bylaws. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons. This right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.


         14. Effective Date of Plan. This Plan shall take effect as of the consummation of the Merger.


         15. Amendment. The Board may terminate or suspend the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Old Kent, provided that without shareholder approval no such amendment may materially increase either the benefits to participants under the Plan or the number of shares that may be issued under the Plan, materially modify the eligibility requirements, or reduce the Option Price (except pursuant to adjustments under Section 11), or without the consent of the participant may such amendment impair any outstanding Option except according to the terms of the Option.


                                         -7-

                                      Schedule A

                            EDGEMARK FINANCIAL CORPORATION


                         SUMMARY OF OUTSTANDING STOCK OPTIONS
     HOLDER       DOCUMENT   GRANTED ON  TYPE          SHARES    PRICE PER SHARE
     Charles A.   Agreement
     Bruning      8/7/87     12/31/88    Nonqualified  27,139    $13.79

     Charles A.   Agreement
     Bruning      8/18/88    12/31/88    Nonqualified  60,000    $22.00

     Charles A.   Agreement

     Bruning      5/18/89     5/18/89    Nonqualified   3,663    $22.00

     Frank P.     Letter
     Novel        5/31/90     5/17/90    Nonqualified   3,000    $26.00

     Edward J.    Letter
     Kollmann     5/31/90     5/17/90    Nonqualified   3,000    $26.00

     Jean E.      Letter
     Marshall     5/31/90     5/17/90    Nonqualified   3,000    $26.00

     Xiomara C.   Letter
     Metcalfe     5/31/90     5/17/90    Nonqualified   1,000    $26.00

     Robin A.     Letter
     Slas         5/31/90     5/17/90    Nonqualified   2,000    $26.00

     Michael C.   Letter
     Braun        6/22/93     8/19/93    Nonqualified  15,000    $20.00

                                            TOTALS    117,802













                                      EXHIBIT 5

                                  OPINION OF COUNSEL

                                    April 29, 1994




     Securities and Exchange Commission
     Judiciary Plaza
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Re:  Old Kent Financial Corporation
          1994 Stock Option Plan for EdgeMark Optionholders


     Dear Ladies and Gentlemen:

               As counsel for Old Kent Financial Corporation, a Michigan corporation (hereinafter called "Old Kent"), we have examined and are familiar with Old Kent's Restated Articles of Incorporation, Bylaws, and other corporate records and documents and have made such further examination as we have deemed necessary or advisable in order to enable us to render this opinion.

               Based upon the foregoing, we are of the opinion that the 154,529 shares of Old Kent Common Stock being registered on Form S-8 under the Securities Act of 1933, as amended, are authorized shares of Common Stock, and such shares, when issued and delivered pursuant to the Old Kent Financial Corporation 1994 Stock Option Plan for EdgeMark Optionholders (the "Plan"), will be legally issued, fully paid, and nonassessable.

               We hereby consent to the filing of this opinion and consent as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plan.

                                        WARNER, NORCROSS & JUDD


                                        By /s/ Gordon R. Lewis
                                            A Partner











                                    EXHIBIT 23(a)

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 18, 1994, included in Old Kent Financial Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this Registration Statement.



                                        /s/ Arthur Andersen & Co.
                                        ARTHUR ANDERSEN & COMPANY





     Chicago, Illinois

     April 28, 1994































                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ John M. Bissell
                                             John M. Bissell























                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ John D. Boyles
                                             John D. Boyles






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ John C. Canepa
                                             John C. Canepa






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ Earl D. Holton
                                             Earl D. Holton






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ John P. Keller
                                             John P. Keller






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ Jerry K. Myers
                                             Jerry K. Myers






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ William U. Parfet
                                             William U. Parfet






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/Percy A. Pierre
                                             Percy A. Pierre






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ Robert L. Sadler
                                             Robert L. Sadler






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ Peter F. Secchia
                                             Peter F. Secchia






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ B. P. Sherwood, III
                                             B. P. Sherwood, III






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ David J. Wagner
                                             David J. Wagner






















                                                          1994 Stock Option Plan
                                                      for EdgeMark Optionholders



                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the 1994 Stock Option Plan for EdgeMark Optionholders, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

          Date                                    Signature


     April 18, 1994                          /s/ Richard W. Wroten
                                             Richard W. Wroten
                                             Officer